Exhibit 99.1

Teladoc Announces Second Quarter 2018 Results

2Q 2018 Revenue of $94.6 million, growth of 112%

Total Paid Membership of 22.5 million, growth of 48%

2Q 2018 Total Visits of 533,000, growth of 72%

PURCHASE, NY, August 1, 2018 — Teladoc, Inc. (NYSE:TDOC), the global leader in virtual care, today announced results for the second quarter ended June 30, 2018.

“Teladoc saw another strong quarter financially and operationally as we met or exceeded our expectations across the board. I’m particularly pleased that we made significant early progress on the integration of Advance Medical, which empowers consumers to access high quality healthcare seamlessly around the world,” said Jason Gorevic, Teladoc’s chief executive officer. “As we enter the second half of the year, I am excited by the breadth of our pipeline, our prospects’ level of enthusiasm around our full clinical suite, and the changes coming out of Washington D.C. which all serve as further evidence that virtual care is an invaluable component of the healthcare delivery system of the future."

Financial Performance for the Second Quarter Ended June 30, 2018

All comparisons are to the second quarter ended June 30, 2017. Organic growth figures are calculated removing the  effect of the Best Doctors and Advance Medical acquistions.

•

Total revenue was $94.6 million (including $26.7 million from Best Doctors and $6.2 million from Advance Medical) for the second quarter 2018 compared to $44.6 million, an increase of 112%. Organic revenue growth was 39%.

o	Revenue from Subscription Access Fees was $79.8 million for the second quarter 2018 compared to $37.5 million, an increase of 113%.
▪

Revenue from U.S. Subscription Access Fees for the second quarter 2018 was $65.1 million compared to $37.5 million, an increase of 74%. Organic U.S. Subscription Access Fee revenue growth for the second quarter 2018 compared to the same period last year was 35%.

▪	Revenue from International Subscription Access Fees for the second quarter 2018 was $14.7 million compared to none in the same period last year.
o	Revenue from Visits was $14.8 million for the second quarter 2018 compared to $7.1 million, an increase of 107%.
▪	Revenue from General Medical Visits (including dermatology and behavioral health) was $12.9 million for the second quarter 2018 compared to $7.1 million in the same period last year.
▪	Revenue from Other Specialty Visits (principally expert medical opinions) was $1.9 million for the second quarter 2018 compared to none in the same period last year.
•	Total visits from U.S. Paid Membership were 436,000 for the second quarter 2018 compared to 309,000, an increase of 41%.
o

Second quarter 2018 paid visits totaled 218,000, or 50% of total visits from U.S. paid membership, compared to 170,000 second quarter 2017 paid visits, or 55% of total visits from U.S. paid membership.

•	Total visits from U.S. Visit Fee Only Access, which was launched on January 1, 2018, were 36,000.
•

Total U.S. paid membership was 22.5 million, an increase of 48% compared to the second quarter 2017 U.S. paid membership of 15.2 million (adjusted for 5.3 million Aetna and Amerigroup visit fee only lives). Organic U.S. paid membership growth for the second quarter 2018 was 23%.

•	Total U.S. Visit Fee Only access, which was launched on January 1, 2018, was available to 9.6 million individuals.

•	Gross margin was 70.7% for the second quarter 2018 compared to 77.5% for the second quarter 2017.
•	Net loss was $(25.1) million for the second quarter 2018 compared to $(15.4) million for the second quarter 2017.
•	Net loss per basic and diluted share was $(0.40) for the second quarter 2018 compared to a net loss per share of $(0.28) for the second quarter 2017.
•	EBITDA was a loss of $(10.1) million for the second quarter 2018 compared to a loss of $(11.8) million for the second quarter 2017.
•	Adjusted EBITDA improved to a positive $2.7 million for the second quarter 2018 compared to a loss of $(5.1) million for the second quarter 2017.

A reconciliation of generally accepted accounting principles (“GAAP”) in the United States to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Business Outlook

Third Quarter 2018 Guidance: Revenue for the third quarter 2018 is expected to be in the range of $106 million to $108 million. EBITDA is expected to be in the range of a loss of $(7) million to a loss of $(9) million. Adjusted EBITDA is expected to be positive in the range of $4 million to $6 million. Total U.S. paid membership is expected to be in the range of 23.0 million to 23.5 million and visit fee only access is expected to be in the range of 9.6 million to 9.7 million individuals at September 30, 2018. Total visits are projected to be between 600,000 and 650,000 visits. Third quarter net loss per share, based on 68.3 million weighted average shares outstanding, is expected to be between $(0.37) and $(0.39).

Full Year 2018 Guidance: Revenue for 2018 is expected to be in the range of $405 million to $410 million. EBITDA is expected to be in the range of a loss of $(36) million to a loss of $(40) million. Adjusted EBITDA is expected to be positive in the range of $11 million to $13 million. Total U.S. paid membership is expected to be in the range of 23 million to 24 million and visit fee only access is expected to be available to approximately 10 million individuals. Total visits are projected to be between 2.5 million to 2.6 million visits. Net loss per share, based on 66 million weighted average shares outstanding, is expected to be between $(1.48) and $(1.52).

Quarterly Conference Call

The second quarter 2018 earnings conference call and webcast will be held Wednesday, August 1, 2018 at 5:00 p.m. ET. The conference call can be accessed by dialing 1-833-241-4255 for U.S. participants, or 1-647-689-4206 for international participants, and including the following Conference ID Number: 3399134 to expedite caller registration; or via a live audio webcast available online at http://ir.teladoc.com/news-and-events/events-and-presentations/. A webcast replay will be available for on-demand listening shortly after the completion of the call at the same web link.

2018 Investor Day

The company will host Investor Day on Thursday, September 27, 2018 at 10:00 AM ET in New York, NY. To RSVP or for further information, please contact Kelsey Turcotte at KTurcotte@teladoc.com or 914-265-6706.

About Teladoc, Inc.

Teladoc, Inc. (NYSE:TDOC) is the global leader in virtual care. A mission-driven organization, Teladoc is successfully expanding access to high quality healthcare, lowering costs and improving outcomes around the world. The company’s award winning, integrated clinical solutions are inclusive of telehealth, expert medical opinions, AI and analytics, and licensable platform services. With more than 2,000 employees, the organization delivers care in 125 countries and in more than 20 languages, partnering with employers, hospitals and health systems, and insurers to transform care delivery. For more information, please visit www.teladoc.com or follow @Teladoc on Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as:

“anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future revenues, future earnings, future numbers of members or clients, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation; (iv) the loss of one or more key clients; and (v) changes to our abilities to recruit and retain qualified providers into our network. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data, unaudited)

	June 30,	December 31,
	2018	2017

Assets
Current assets:
Cash and cash equivalents	$105,804	$42,817
Short-term investments	26,559	79,489
Accounts receivable, net of allowance of $3,045 and $2,422, respectively	38,100	27,094
Prepaid expenses and other current assets	8,396	6,839
Total current assets	178,859	156,239
Property and equipment, net	10,034	8,963
Goodwill	745,280	498,520
Intangible assets, net	264,677	159,811
Other assets	1,059	858
Total assets	$1,199,909	$824,391
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,545	$3,884
Accrued expenses and other current liabilities	27,936	19,357
Accrued compensation	23,538	17,089
Total current liabilities	57,019	40,330
Other liabilities	5,579	4,882
Deferred taxes	35,175	12,906
Convertible senior notes, net	402,755	207,370
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 150,000,000 and 100,000,000 shares authorized as of June 30, 2018 and December 31, 2017, respectively; 64,303,938 shares and 61,534,101 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	64	61
Additional paid-in capital	1,062,362	866,330
Accumulated deficit	(360,517)	(311,577)
Accumulated other comprehensive income (loss)	(2,528)	4,089
Total stockholders’ equity	699,381	558,903
Total liabilities and stockholders’ equity	$1,199,909	$824,391

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data, unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue	$94,560	$44,591	$184,204	$87,489
Cost of revenue	27,684	10,026	54,540	22,165
Gross profit	66,876	34,565	129,664	65,324
Operating expenses:
Advertising and marketing	19,561	12,278	39,886	24,894
Sales	14,559	7,324	28,342	15,312
Technology and development	14,348	7,537	27,252	14,049
Legal	108	277	589	620
Regulatory	531	987	1,095	1,994
Acquisition and integration related costs	5,800	2,113	7,369	2,113
Gain on sale	(4,070)	—	(4,070)	—
General and administrative	26,140	15,873	50,141	30,361
Depreciation and amortization	8,046	2,668	16,299	5,275
Loss from operations	(18,147)	(14,492)	(37,239)	(29,294)
Interest expense, net	6,910	774	11,783	1,476
Net loss before taxes	(25,057)	(15,266)	(49,022)	(30,770)
Income tax (benefit) provision	22	149	(81)	299
Net loss	$(25,079)	$(15,415)	$(48,941)	$(31,069)
Net loss per share, basic and diluted	$(0.40)	$(0.28)	$(0.78)	$(0.58)

Weighted-average shares used to compute basic and diluted net loss per share	62,975,535	54,572,862	62,389,902	53,389,435

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Six Months Ended June 30,
	2018	2017
Cash flows used in operating activities:
Net loss	$(48,941)	$(31,069)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16,299	5,275
Allowance for doubtful accounts	1,258	764
Stock-based compensation	18,891	7,662
Deferred income taxes	(1,258)	299
Accretion of interest	7,627	28
Gain on sale	(4,070)	—
Changes in operating assets and liabilities:
Accounts receivable	(4,027)	(1,186)
Prepaid expenses and other current assets	(540)	700
Other assets	(73)	107
Accounts payable	1,371	(1,085)
Accrued expenses and other current liabilities	(287)	1,703
Accrued compensation	(3,812)	(264)
Other liabilities	45	1,645
Net cash used in operating activities	(17,517)	(15,421)
Cash flows provided by (used in) investing activities:
Purchase of property and equipment	(2,015)	(1,299)
Purchase of internal-use software	(1,388)	(285)
Purchase of marketable securities	(12,141)	(34,954)
Proceeds from marketable securities	67,970	19,677
Sale of assets	5,500	—
Acquisition of business, net of cash acquired	(273,535)	—
Net cash used in investing activities	(215,609)	(16,861)
Cash flows provided by financing activities:
Net proceeds from the exercise of stock options	15,765	4,316
Proceeds from issuance of convertible notes	279,126	263,722
Repayment of debt	—	(2,000)
Proceeds from issuance of common stock	—	123,928
Proceeds from employee stock purchase plan	1,423	1,265
Proceeds from cash received for withholding taxes on stock-based compensation, net	500	260
Net cash provided by financing activities	296,814	391,491
Net increase in cash and cash equivalents	63,688	359,209
Foreign exchange difference	(701)	—
Cash and cash equivalents at beginning of the period	42,817	50,015
Cash and cash equivalents at end of the period	$105,804	$409,224

Income taxes paid	$59	$—

Interest paid	$4,125	$1,847

Operating Metrics

(In million, except for visits, unaudited)

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Subscription Access Fees:
U.S.	$65,066	$37,476	$126,086	$71,819
International	14,731	—	25,440	—
Visit Fee Revenue:
U.S. General Medical, Dermatology and Behavioral Health	10,194	7,115	22,949	15,670
Other Specialty Visit (Expert Medical Opinion and Other)
U.S.	1,601	—	3,055	—
International	258	—	425	—
Visit Fee Only Revenue:
U.S. - General Medical	2,710	—	6,249	—
Total Revenues	$94,560	$44,591	$184,204	$87,489

Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use EBITDA and Adjusted EBITDA, which are non-U.S. GAAP financial measures to clarify and enhance an understanding of past performance. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize Adjusted EBITDA as the primary measure of our performance.

EBITDA consists of net loss before interest, taxes, depreciation and amortization. We believe that making such adjustment provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

Adjusted EBITDA consists of net loss before interest, taxes, depreciation, amortization, gain on sale of certain contracts, stock-based compensation and acquisition and integration related costs. We believe that making such adjustment provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

We believe both financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term EBITDA and Adjusted EBITDA may vary from that of others in our industry. Neither EBITDA nor Adjusted EBITDA should be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

EBITDA and Adjusted EBITDA have important limitation as analytical tools and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•	EBTIDA and Adjusted EBITDA do not reflect the significant interest expense on our debt;
•	EBTIDA and Adjusted EBITDA eliminate the impact of income taxes on our results of operations;
•	Adjusted EBITDA does not reflect the significant acquisition and integration related costs related to mergers and acquisitions;
•	Adjusted EBITDA does not reflect the significant gain on sale of certain non-core business contracts;
•	Adjusted EBITDA does not reflect the significant non cash stock compensation expense which should be viewed as a component of recurring operating costs; and
•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting the usefulness of EBITDA and Adjusted EBITDA as comparative measures.

In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any expenditures for such replacements.

We compensate for these limitations by using EBITDA and Adjusted EBITDA along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. Such U.S. GAAP measurements include gross profit, net loss, net loss per share and other performance measures.

In evaluating these financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

Reconciliation of EBITDA and Adjusted EBITDA to Net Loss

(In thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net loss	$(25,079)	$(15,415)	$(48,941)	$(31,069)
Add:
Interest expense, net	6,910	774	11,783	1,476
Income tax (benefit) provision	22	149	(81)	299
Depreciation expense	733	696	2,264	1,354
Amortization expense	7,313	1,972	14,036	3,921
EBITDA(1)	(10,101)	(11,824)	(20,939)	(24,019)
Stock-based compensation	11,060	4,565	18,891	7,662
Gain on sale	(4,070)	—	(4,070)	—
Acquisition and integration related costs	5,800	2,113	7,369	2,113
Adjusted EBITDA(1)	$2,689	$(5,146)	$1,251	$(14,244)

Media:

Courtney McLeod

914-265-6789

cmcleod@teladoc.com

Investors:
Kelsey Turcotte

914-265-6706

kturcotte@teladoc.com